Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-184488, 333-180863, 333-175-904, 333-173803, 333-166833, 333-164586, 333-159228, 333-152558, 333-143433, 333-135004, 333-127162, 333-116499, 333-107196, 333-99893, 333-65342, and 333-43558) pertaining to the 2009 Employment Commencement Incentive Plan, 2010 Incentive Award Plan, Intuitive Surgical 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors’ Stock Option Plan, and Computer Motion, Inc. Tandem Stock Option Plan and Computer Motion, Inc. 1997 Stock Incentive Plan, and Form S-3 (Nos. 333-110972, 333-110229, and 333-65158) of our reports dated February 4, 2013, with respect to the consolidated financial statements and schedule of Intuitive Surgical, Inc., and the effectiveness of internal control over financial reporting of Intuitive Surgical, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Redwood City, CA

February 4, 2013